Exhibit 99.1

Trxade Group Reports Record Third Quarter 2020 Financial Results

Revenues Increase 174% to Third Quarter Record of $6.3 Million; Continues Nationwide Platform Expansion

TAMPA, FL, October 26, 2020 -- Trxade Group, Inc. (NASDAQ: MEDS), an integrated drug procurement, delivery and healthcare platform, has provided its financial results for the third quarter ended September 30, 2020.

Selected Financial Highlights

$ in millions	Q3 2020	Q3 2019	% Increase (Decrease)
Revenues	$6.3	$2.3	174%
Gross Profit	$1.9	$1.3	47%
Gross Margin	30.5%	56.7%	(26.2)%
Net Income	$0.14	$0.03	402%
Adjusted EBITDA*	$0.67	$0.27	150%

*	Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Third Quarter 2020 and Subsequent Operational Highlights

●	Trxade continued to expand its platform nationwide, adding 144 new independent pharmacies in Q3 2020, bringing the total registered pharmacy members to around 11,800.

●	Launched Bonum+, a B2B platform under the Company’s telehealth subsidiary Bonum Health, which bundles telehealth, a COVID-19 risk assessment tool and a Personal Protective Equipment (PPE) purchasing tool through a secure mobile dashboard for corporate clients.

●	Announced prescription savings partnership with SingleCare, a free prescription savings service, to supplement Bonum Health’s enterprise telehealth solutions with prescription discounts offered to national, regional and local pharmacies to promote the benefit to uninsured patients and underserved communities.

Management Commentary

“The third quarter was highlighted by our impressive financial results, growing revenues 174% year-over-year, due to both robust PPE sales and ever more pharmacies joining the Trxade marketplace platform,” said Suren Ajjarapu, Chairman and Chief Executive Officer. “The COVID-19 pandemic has only underscored the importance of an integrated platform like ours, which enables independent pharmacies to remain competitive and profitable in a changing drug procurement marketplace.”

“The Trxade marketplace platform at the core of our business has continued to grow, with 144 new pharmacies added in the quarter – bringing our total to around 11,800,” added Mr. Ajjarapu.

“Our telehealth subsidiary, Bonum Health, continues to expand the breadth of its service offerings, providing not only telehealth solutions, allowing individuals to speak with a doctor and obtain prescriptions remotely – but further allowing them to purchase prescriptions at a discount through partnerships with companies like SingleCare, and identify a pharmacy near them for pickup. We have concurrently expanded our offerings to employers, who can use our Bonum+ platform to manage COVID-19 risk through a comprehensive interface, helping enable employees to safely return to work.”

“We are a nimble organization and remain well-positioned to address emerging opportunities in the industry through our various business units, having created an unrivaled drug procurement marketplace platform for independent pharmacies, as well as a comprehensive healthcare solution for consumers centered around the independent pharmacy ecosystem. I look forward to our continued progress in the months ahead – creating sustainable, long-term value for our stockholders,” concluded Mr. Ajjarapu.

Third Quarter 2020 Financial Summary

●	Revenues for the third quarter of 2020 increased 174% to $6.3 million, compared to revenue of $2.3 million in the same quarter last year. The increase in revenue was primarily due to strong Personal Protective Equipment sales in the third quarter, driven by the COVID-19 pandemic.

●	Gross profit in the third quarter of 2020 increased 47% to $1.9 million, or 30.5% of revenues, compared to gross profit of $1.3 million, or 56.7% of revenues, in the same quarter last year. The increase in gross profit was primarily attributable to high-volume, lower-margin sales of Personal Protective Equipment in our Integra Pharma unit.

●	Operating expenses in the third quarter of 2020 were $1.8 million, compared to $1.1 million in the same quarter last year. This increase is primarily due to non-cash stock-based compensation expenses, IT Expenditures and marketing expenses.

●	Net income in the third quarter of 2020 was $0.14 million, or $0.02 per basic and diluted share outstanding, compared to net income of $0.03 million, or $0.00 per basic and diluted share outstanding, in the same quarter last year.

●	Adjusted EBITDA*, a non-GAAP financial measure, increased 150% to $0.67 million, compared to $0.27 million in the same quarter last year.

●	Cash and cash equivalents were $6.6 million as of September 30, 2020, compared with $4.2 million as of June 30, 2020.

More information regarding the Company’s Q3 2020 results of operations can be found in the Quarterly Report on Form 10-Q, which the Company plans to file on October 26, 2020 with the Securities and Exchange Commission.

Conference Call and Webcast

Management will host a conference call today, October 26, 2020 at 5:00 p.m. EDT to discuss Trxade Group’s 2020 third quarter financial results. The call will conclude with a Q&A from participants. To participate, please use the following information:

Q3 2020 Conference Call and Webcast

Date: Monday, October 26, 2020
Time: 5:00 p.m. Eastern Daylight time
U.S. Dial-in: 1-877-425-9470
International Dial-in: 1-201-389-0878
Conference ID: 13711397
Webcast: http://public.viavid.com/index.php?id=141748

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through November 26, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13711397. A webcast will also be available for 30 days on the IR section of the Trxade Group website (at www.trxadegroup.com, under “NASDAQ:MEDS”) or by clicking the webcast link above.

About Trxade Group, Inc.

Headquartered in Tampa, Florida, Trxade Group, Inc. (Nasdaq: MEDS) is an integrated drug procurement, delivery and healthcare platform that fosters price transparency, thereby improving profit margins for both buyers and sellers of pharmaceuticals. Trxade Group operates across all 50 states with the central mission of making healthcare services affordable and accessible. Founded in 2010, Trxade Group is comprised of three synergistic operating platforms; (1) the Trxade B2B trading platform with around 11,800 registered pharmacies, (2) Integra Pharma Solutions, Trxade Group’s virtual wholesale division and (3) the Bonum Health platform offering affordable telehealth services. For additional information, please visit us at www.trxade.com and www.bonumhealth.com.

Use of Non-GAAP Financial Information

This earnings release discusses EBITDA and Adjusted EBITDA. These measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. EBITDA represents net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation expense and gain (loss) in equity investment. EBITDA and Adjusted EBITDA are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are: EBITDA and Adjusted EBITDA do not reflect cash expenditures, future requirements for capital expenditures, or contractual commitments; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital needs; and EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments. Although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Additionally, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than Trxade Group, Inc. does, limiting its usefulness as a comparative measure. See also “Reconciliation of Net Income attributable to Trxade Group, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA”, below.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of Trxade’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Trxade, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in filings made by Trxade with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” sections in its Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which we have filed, and file from time to time, with the U.S. Securities and Exchange Commission. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Trxade’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Trxade cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Investor Relations:

Lucas A. Zimmerman
Senior Vice President
MZ Group - MZ North America
(949) 259-4987
MEDS@mzgroup.us
www.mzgroup.us

Trxade Group, Inc.

Consolidated Balance Sheets

September 30, 2020 and December 31, 2019

(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current Assets
Cash	$6,647,763	$2,871,694
Accounts Receivable, net	1,034,482	792,050
Inventory	1,647,088	56,761
Prepaid Assets	232,671	82,452
Deposits for Inventory purchases	1,081,250	-
Total Current Assets	10,643,254	3,802,957

Property Plant and Equipment, Net	150,147	174,987

Other Assets
Deposits	21,636	21,636
Deferred Offering Costs	-	88,231
Right-of-use leased assets	313,000	757,710
Goodwill	725,973	725,973

Total Assets	$11,854,010	$5,571,494

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts Payable	$191,597	$334,614
Accrued Liabilities	286,145	98,852
Current Portion Lease Liabilities	57,155	87,350
Total Current Liabilities	534,897	520,816

Long Term Liabilities
Notes Payable – Related Parties	225,000	225,000
Other Long-term Liabilities – Leases	267,024	685,461
Total Liabilities	1,026,921	1,431,277

Shareholders’ Equity
Series A Preferred Stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding as of September 30, 2020 and December 31, 2019, respectfully	-	-
Common Stock, $0.00001 par value; 100,000,000 shares authorized; 8,070,671 and 6,539,415 shares issued and outstanding, as of September 30, 2020 and December 31, 2019, respectively	81	65
Additional Paid-in Capital	19,446,404	12,535,655
Retained Deficit	(8,619,396)	(8,395,503)
Total Shareholders’ Equity	10,827,089	4,140,217

Total Liabilities and Shareholders’ Equity	$11,854,010	$5,571,494

Trxade Group, Inc.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2020 and 2019

(unaudited)

	Three months ended		Nine months ended
	2020	2019	2020	2019

Revenues	$6,332,269	$2,311,426	$15,128,226	$5,740,361

Cost of Sales	4,402,967	1,000,917	9,554,016	2,119,894
Gross Profit	1,929,302	1,310,509	5,574,210	3,620,467

Operating Expenses
General and Administrative	1,783,481	1,132,656	5,775,439	3,138,150

Operating Income (Loss)	145,821	177,853	(201,229)	482,317

Other Income	-	25,275	-	25,275
Investment Loss	-	(162,178)	-	(250,000)
Interest Expense	(7,430)	(13,385)	(22,664)	(46,817)
Net Income (Loss)	$138,391	$27,565	$(223,893)	$210,775

Net Income (Loss) per Common Share – Basic:	$0.02	$0.00	$(0.03)	$0.04

Net Income (Loss) per Common Share – Diluted:	$0.02	$0.00	$(0.03)	$0.03

Weighted average Common Shares Outstanding – Basic	8,063,043	5,748,329	7,572,954	5,728,421

Weighted average Common Shares Outstanding - Diluted	8,215,418	6,047,748	7,725,329	6,027,840

Trxade Group, Inc.

Consolidated Statements of Cash Flows

For the Nine months ended September 30, 2020 and 2019

(unaudited)

	2020	2019

Operating Activities:
Net Income (Loss)	$(223,893)	$210,775

Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation Expense	3,750	3,750
Options Expense	372,900	141,594
Warrant Expense	149,158	26,363
Common Stock Issued for Services	1,178,113	-
Bad Debt Expense	35,539	6,084
Investment Loss	-	250,000
Inventory Write Down	137,155	-
Amortization of Right-of-Use Asset	60,600	66,598
Changes in operating assets and liabilities:
Accounts Receivable	(277,971)	(282,746)
Prepaid Assets and Other Current Assets	(150,219)	(100,100)
Inventory	(1,727,482)	16,650
Deposits for Inventory Purchases	(1,081,250)	-
Lease Liability	(64,522)	(55,102)
Accounts Payable	(98,422)	(2,557)
Accrued Liabilities and Other Liabilities	187,293	43,256
Net Cash (used in) provided by operating activities	(1,499,251)	324,565

Investing Activities:
Purchase of Fixed Assets	(23,505)	-
Purchase of Equity Method Investment	-	(250,000)
Net Cash (used in) investing activities	(23,505)	(250,000)

Financing Activities:
Repayments of Short-Term Convertible Debt - Related Parties	-	(40,000)
Payment of Stock Issuance Costs	(732,355)	-
Proceeds from Exercise of Warrants	36,255	166
Proceeds from Exercise of Stock Options	501	-
Proceeds from Issuance of Common Stock	5,994,424	2,455,000
Net Cash provided by financing activities	5,298,825	2,415,166

Net increase in Cash	3,776,069	2,489,731
Cash at Beginning of the Period	2,871,694	869,557
Cash at End of the Period	$6,647,763	$3,359,288

Supplemental Cash Flow Information
Cash Paid for Interest	$5,789	$40,705
Cash Paid for Income Taxes	$-	$-

Non-Cash Transactions
Common Stock Issued for Conversion of Note and Accrued Interest	$-	$211,983
ROU Assets and Operating Lease Obligations recognized	$-	$847,441
Remeasurement of ROU Assets and Lease Liability for Nonrenewal of Lease	$384,110	$-

Reconciliation of Net Income (Loss) attributable to Trxade Group, Inc., to Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA*

	For the three months ended September 30,		For the nine months ended September 30,
	2020	2019	2020	2019
Net Income (loss) attributable to Trxade Group, Inc.	$138,391	$27,565	$(223,893)	$210,775
Add (deduct):
Interest, net	7,430	13,385	22,664	46,817
Depreciation and amortization	1,250	1,250	3,750	3,750
EBITDA	147,071	42,200	(197,479)	261,342
Add (deduct):
Share in Equity losses on Investment	-	162,178	-	250,000
Stock-based compensation	524,018	64,011	1,700,170	167,957
Adjusted EBITDA *	$671,089	$268,389	$1,502,691	$679,299

* EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.